UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 22, 2003

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	333-64687	13-3634726
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Item 1.   Changes in Control of Registrant.

On November 12, 2003, GLDD Acquisitions Corp. entered into an agreement and plan of merger with respect to the purchase of all of the outstanding capital stock of Great Lakes Dock & Dredge Corporation (“GLDD”), for approximately $357 million, including fees and expenses.  GLDD Acquisitions Corp. is owned by Madison Dearborn Capital Partners, IV, L.P. (“MDP”), which is an affiliate of Chicago-based private equity investment firm, Madison Dearborn Partners, LLC, certain of its co-investors and members of GLDD’s management.  The agreement and plan of merger, as amended and restated on December 22, 2003 (the “Merger Agreement”), is filed as Exhibit 2.1 hereto.  The acquisition was consummated on December 22, 2003.  MDP acquired control of GLDD from Vectura Holding Company LLC, a portfolio company of Citigroup Venture Capital Ltd.

The acquisition was financed by equity contributions of approximately $97.0 million, the issuance through a private offering of $175.0 million of 7.75% Senior Subordinated Notes due 2013, term loan borrowings under a new senior credit facility of approximately $60.3 million, term loan borrowings under a new equipment financing facility of approximately $23.4 million and the rollover of approximately $1.3 million of capital leases.

The $175.0 million of 7.75% Senior Subordinated Notes due 2013 were issued pursuant to an Indenture, dated as of December 22, 2003, by and among GLDD Merger Sub, Inc. and BNY Midwest Trust Company, as trustee.  GLDD Merger Sub, Inc. was merged with and into GLDD pursuant to the Merger Agreement and GLDD assumed the obligations with respect to the notes pursuant to a Supplemental Indenture, dated as of December 22, 2003, by and among GLDD, the guarantors party thereto and BNY Midwest Trust Company, as trustee.  The indenture and supplemental indenture are filed as Exhibits 4.1 and 4.2 hereto.

The new senior credit facility was entered into pursuant to a Credit Agreement, dated as of December 22, 2003, among GLDD Acquisitions Corp., GLDD, Lehman Brothers Inc. and Credit Suisse First Boston, acting through its Cayman Islands Branch, as Joint Advisors, Joint Lead Arrangers and Joint Book Runners, and Bank of America, N.A., as an issuer of the Letters of Credit, and as representative for the lenders. The Credit Agreement is filed as Exhibit 10.1 hereto.   The new senior credit facility provides for a seven-year term loan B facility in the aggregate principal amount of $60.3 million and a five-year revolving credit facility of up to $60.0 million in borrowings and letters of credit.  Obligations under the new senior credit facility are secured by a perfected first priority lien on certain equipment of GLDD and its subsidiary, Great Lakes Dredge & Dock Company ("GLDD Company"), limited up to $70.0 million of orderly liquidation value of such equipment; a perfected second priority lien on certain other equipment of GLDD and GLDD Company having an orderly liquidation value of $80.0 million; a perfected first priority lien on GLDD’s inter-company receivables and the inter-company receivables of its direct and indirect domestic subsidiaries shared on a pari passu with GLDD’s bonding company; and a perfected second priority lien on GLDD’s accounts receivable and the accounts receivable of its direct and indirect subsidiaries that relate to bonded projects.

The new equipment financing facility was entered into pursuant to a Credit Agreement, dated as of December 17, 2003, by and between GLDD Company and General Electric Capital Corporation, which is filed as Exhibit 10.2 hereto.  The agreement provides for a ten-year term loan in the aggregate principal amount of approximately $23.4 million. The obligations under the equipment financing facility are secured by a perfected first priority lien on certain vessels of GLDD Company.

As a result of the transaction, all of the equity securities of GLDD are owned by GLDD Acquisitions Corp.  MDP owns approximately 85% of the common stock of GLDD Acquisitions Corp. and approximately 95% of the non-voting preferred stock of GLDD Acquisitions Corp., which preferred stock has an aggregate liquidation value of approximately $87.0 million.

In connection with the transaction, MDP and the members of GLDD’s management that acquired securities of GLDD Acquisitions Corp. in connection with the transaction, entered into a management equity agreement, a subscription agreement and a registration rights agreement.  These agreements are filed as Exhibits 10.3, 10.4 and 10.5 hereto, respectively.  The parties to the management equity agreement agreed to vote all of their voting securities of GLDD Acquisitions Corp. to elect and continue in office a board of directors of GLDD Acquisitions Corp. consisting of five members composed of four persons designated by MDP and Douglas Mackie, so long as Mr. Mackie continues to serve as GLDD Acquisition Corp.’s chief executive officer.  The management investors also agreed to certain other voting arrangements in favor of actions taken by MDP.  The management equity agreement also contains an option in favor of MDP to purchase the management investors’ shares in the event a management investor ceases to be employed by GLDD, “tag along” rights permitting the management investors to participate in certain sales by MDP of its shares,  transfer restrictions, rights of first refusal in favor of MDP, limited preemptive rights in favor of the management investors, and an agreement by the management investors to vote their shares in favor of a sale of GLDD Acquisitions Corp. if approved by the board of directors, subject in each case to certain conditions.  The subscription agreement contains covenants requiring GLDD Acquisitions Corp. to provide financial statements of GLDD and other information to the parties and subjecting it to certain restrictions, including with respect to the payment of dividends, incurrence of debt and certain other fundamental corporate transactions, unless otherwise agreed to by the holders of a majority of the common stock of GLDD Acquisitions Corp.

In connection with the transaction, GLDD also entered into a third amended and restated underwriting and continuing indemnity agreement with its bonding companies. This agreement is filed as Exhibit 10.6 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Deborah A. Wensel
Date: January 6, 2004	Deborah A. Wensel
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number
2.1

Amended and Restated Agreement and Plan of Merger dated as of December 22, 2003, among Great Lakes Dredge & Dock Corporation, GLDD Acquisitions Corp., GLDD Merger Sub, Inc. and Vectura Holding Company LLC.

4.1	Indenture, dated as of December 22, 2003, by and among GLDD Merger Sub, Inc. and BNY Midwest Trust Company, as trustee.

4.2	Supplemental Indenture, dated as of December 22, 2003, by and among Great Lakes Dredge & Dock Corporation, the guarantors party thereto and BNY Midwest Trust Company, as trustee.

10.1

Credit Agreement, dated as of December 22, 2003, among GLDD Acquisitions Corp., Great Lakes Dredge & Dock Corporation, the other loan parties from time to time party thereto, the financial institutions from time to time party thereto, Lehman Brother, Inc. and Credit Suisse First Boston, acting through its Cayman Islands Branch, as Joint Advisors, Joint Lead Arrangers and Joint Book Runners, and Bank of America, N.A., as an  issuer of the Letters of Credit, and as representative for the lenders.

10.2	Credit Agreement, dated as of December 17, 2003, by and between Great Lakes Dredge & Dock Company and General Electric Capital Corporation.

10.3	Management Equity Agreement, dated as of December 22, 2003, among GLDD Acquisitions Corp., Madison Dearborn Partners IV, L.P. and the management investors from time to time party thereto.

10.4	Subscription Agreement, dated as of December 22, 2003, among GLDD Acquisitions Corp., Madison Dearborn Partners IV, L.P. and the other investors from time to time party thereto.

10.5	Registration Rights Agreement, dated as of December 22, 2003, among GLDD Acquisitions Corp., Madison Dearborn Partners IV, L.P. and the other investors from time to time party thereto.

10.6

Third Amended and Restated Underwriting and Continuing Indemnity Agreement, dated as of December 22, 2003, among Great Lakes Dredge & Dock Corporation, certain of its subsidiaries, Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America.